Exhibit 10.32

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective as of January 1, 2007, between SunFuels, Inc. (the “Company”), and Jeff Probst (“Executive”). In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on January 1, 2007 (the “ Commencement Date “) and ending as provided in Section 4 hereof (the “Employment Period”).

2. Position and Duties.

(a) During the Employment Period, Executive shall serve as President and Chief Executive Officer of the Company. During the Employment Period, Executive shall render such administrative, operational and other executive and managerial services to the Company and its affiliates (the “Company Group”) as are consistent with Executive’s position and the by-laws of the Company and as the Board of Directors of the Company (the “Board”) may from time to time reasonably direct. Executive shall also serve for no additional compensation or remuneration as an officer or director of the Company or such subsidiaries of the Company as may from time to time be designated by the Board.

(b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall perform his duties, responsibilities and functions to the Company hereunder to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company’s policies and procedures in all material respects. In performing his duties and exercising his authority under this Agreement, Executive shall support and implement the business, operational and strategic plans approved from time to time by the CEO and shall support and cooperate with the Company’s efforts to operate in conformity with the business and strategic plans approved by the CEO. During the Employment Period, Executive shall not serve as an officer or director of, or otherwise perform services for compensation for, any other entity without the prior written consent of the CEO which shall not be unreasonably withheld. Executive may serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations so long as such activities do not interfere with Executive’s regular performance of duties and responsibilities hereunder in any material respect. Nothing contained herein shall preclude Executive from (i) engaging in charitable and community activities, (ii) participating in industry and trade organization activities, and (iii) managing his and his family’s personal investments and affairs; provided , that Executive shall not have any ownership interest (of record or beneficial) in any firm, corporation, partnership, proprietorship or other business that competes directly with the Company’s business except for (x) an investment of not more than 1.0% of the outstanding securities of a company traded on a public securities exchange or (y) investments made through public mutual funds.

3. Compensation and Benefits.

(a) Base Salary. The Company shall pay Executive an annual salary (the “Base Salary”) at the rate of $124,800.00 in regular installments in accordance with the Company’s ordinary payroll practices (in effect from time to time), but in any event no less frequently than monthly. Beginning with the 2008 calendar year, and each year thereafter during the Employment Period, the Board shall review Executive’s Base Salary and make a determination as to whether an increase in the Base Salary is warranted.

(b) Bonuses and Incentive Compensation . For each fiscal year ending during the Employment Period, Executive will be eligible to earn an annual bonus based on achievement of performance criteria established by the Board of Directors of the Company (the “Board”) as soon as administratively practicable following the beginning of each such fiscal year (the “Annual Bonus”). The Company shall pay the Annual Bonus, if any, for each fiscal year in a single cash lump sum after the end of the Company’s fiscal year in accordance with procedures established by the Board, but in no event later than two and one half months following the end of such fiscal year. To be eligible for an Annual Bonus pursuant to this Section 3(b), Executive must be an employee on the last day of the relevant fiscal year.

(c) Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement in accordance with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses for senior executives.

(d) Other Benefits. Executive shall also be entitled to the following benefits during the Employment Period, unless otherwise modified by the Board:

(i) participation in the Company’s retirement plans, health and welfare plans, disability insurance plans and other benefit plans of the Company as in effect from time to time, under the terms of such plans and to the same extent and under the same conditions such participation and coverages are provided generally to other senior executives of the Company;

(ii) coverage for services rendered to the Company, its subsidiaries and affiliates while Executive is a director or officer of the Company, or of any of its subsidiaries or affiliates, under director and officer liability insurance policy(ies) maintained by the Company from time to time; and

(iii) such other benefits as may be available to senior executives of the Company, including, but not limited to paid-time-off, pursuant to the Company’s Employee Handbook, as amended from time-to-time.

4. Termination. The Employment Period shall end on the third anniversary of the Commencement Date; provided, however, that the Employment Period shall be automatically renewed for successive one-year terms thereafter on the same terms and conditions set forth herein unless either party provides the other party with notice that it has elected not to renew the Employment Period at least 90 days prior to the end of the initial Employment Period or any subsequent extension thereof. Notwithstanding the foregoing, (i) the Employment Period shall terminate immediately upon Executive’s resignation, death or Disability (as defined herein) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined herein) or without Cause. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive, but in no event more than 90 days from the date of such notice. The termination of the Employment Period shall not affect the respective rights and obligations of the parties which, pursuant to the terms of this Agreement, apply following the date of Executive’s termination of employment with the Company.

5. Severance.

(a) Payments Upon Termination of Employment. In the case of any termination of Executive’s employment with the Company, Executive or his estate or legal representative shall be entitled to receive, to the extent permitted by applicable law, from the Company (i) Executive’s Base Salary through the date of termination to the extent not previously paid, (ii) to the extent not previously paid, the amount of any bonus, incentive compensation, and other compensation earned or accrued by Executive as of the date of termination under any compensation and benefit plans, programs or arrangements maintained in force by the Company for any fiscal year of the Company ended prior to the date of termination that is then unpaid, (iii) any vacation pay, expense reimbursements and other cash entitlements accrued by Executive, in accordance with Company policy for senior executives, as of the date of termination to the extent not previously paid, (iv) any equity awards outstanding under any Company long term incentive plans or arrangements, in accordance with the terms of the plans or arrangements under which such awards were created or maintained, and (v) all benefits accrued by Executive under all benefit plans and qualified and nonqualified retirement, pension, 401(k) and similar plans and arrangements of the Company, in such manner and at such times as are provided under the terms of such plans and arrangements.

(b) No Other Payments. Except as provided in Section 5(a) above, all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA).

(c) No Mitigation, No Offset. In the event of Executive’s termination of employment for whatever reason, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due him under this Agreement or otherwise on account of any remuneration attributable to any subsequent employment or claims asserted by the Company or any affiliate; provided , that this provision shall not apply with respect to any amounts that Executive owes to the Company or any member of the Company Group on account of any loan, advance or other payment, in respect of any of which Executive is obligated to make repayment to the Company or any member of the Company Group.

(d) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Cause” shall mean one or more of the following:

(A) the conviction of, or an agreement to a plea of nolo contendere to, a crime involving moral turpitude or any felony;

(B) Executive’s willful refusal substantially to perform duties as reasonably directed by the Board under this or any other agreement;

(C) in carrying out his duties, Executive engages in conduct that constitutes fraud, willful neglect or willful misconduct which, in either case, would result in demonstrable harm to the business, operations, prospects or reputation of the Company;

(D) a material violation of the requirements of the Sarbanes-Oxley Act of 2002 (“ SOX “) or other federal or state securities law, rule or regulation; or

(E) any other material breach of this Agreement.

For purpose of this Agreement, the Company is not entitled to assert that Executive’s termination is for Cause unless the Company gives Executive written notice describing the facts which are the basis for such termination and such grounds for termination (if susceptible to correction) are not corrected by Executive within 30 days of Executive’s receipt of such notice to the reasonable, good faith satisfaction of the Board.

(ii) “Disability” shall mean illness or other physical or mental disability of Executive that continues for a period of at least 180 days or more in the aggregate during any 12-month period during the Employment Period, which illness or disability makes it impossible or impracticable for Executive to perform any of his duties and responsibilities hereunder with reasonable accommodation as may be required by applicable law. If a disagreement arises between Executive and the Company as to whether Executive is suffering from Disability, the question of Executive’s disability will be determined by a physician designated by the Company. If Executive disagrees with the conclusion of such physician, then such physician and Executive’s physician will choose a mutually acceptable physician to make such determination.

6. Insurance; Indemnification and Advancement of Expenses.

(a) Insurance. The Company agrees to maintain director’s and officer’s liability insurance covering the Executive for services rendered to the Company, its subsidiaries and affiliates while Executive is a director or officer of the Company or any of its subsidiaries or affiliates.

(b) Indemnification and Advancement of Expenses. Executive shall be entitled to the benefits of Article VI of the Company’s Bylaws (or any successor provision if the Company is reincorporated in another jurisdiction). The Company shall not during the Employment Period enter into any supplemental indemnification agreement with its directors or executive officers, as such, unless Executive is offered an agreement containing terms pertaining to indemnification and advancement of expenses that are substantially identical to the most favorable indemnification and advancement of expenses terms provided to such directors or executive officers (excepting standard “Side A” and similar arrangements customarily provided solely to non-employee directors), which agreement may not be amended without advance written notice to Executive.

7. Confidential Information. Executive agrees to enter into the Company’s form of Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A simultaneously with the execution of this Agreement.

8. Non-Solicitation; Non-Competition.

(a) Non-Solicitation. During the Employment Period and for one year thereafter (the “Restricted Period”), Executive shall not directly or indirectly through another person or entity (i) induce, solicit, encourage or attempt to induce, solicit or encourage any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof; or (ii) induce, solicit, encourage or attempt to induce, solicit or encourage any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company (including, without limitation, making any negative or disparaging statements or communications regarding the Company).

(b) Non-Compete. During the Restricted Period, Executive shall not, directly or indirectly, personally or through others, on Executive’s own behalf or on behalf of any other person or entity, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage, within North America, in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company. None of the provisions of this Section 8(b) shall be construed to limit the Company’s rights or remedies for any breaches of this covenant.

(c) Saving Clause. If, at the time of enforcement of one or more provisions of this Section 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this Section 8 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

(d) Equitable Relief. Executive acknowledges that in the event of the breach or a threatened breach by Executive of any of the provisions of this Section 8, the Company would suffer irreparable harm, and, in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of Section 8(a), the Restricted Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured.

(e) Consideration. Executive acknowledges and agrees that the provisions set forth in this Section 8 are supported by good and sufficient independent consideration.

9. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under, any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound which has not been waived; (ii) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity; and (iii) on the Commencement Date, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of such right. Executive further represents that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

10. Employment At-Will. Subject to the termination obligations provided for in this Agreement, Executive hereby agrees that the Company may dismiss him and terminate his employment with the Company, with or without advance notice and without regard to (i) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) any statements made to Executive, whether made orally or contained in any document, pertaining to Executive’s relationship with the Company, or (iii) the existence or non-existence of Cause. Inclusion under any benefit plan or compensation arrangement will not give Executive any right or claim to any benefit hereunder except to the extent such right has become fixed under the express terms of this Agreement.

11. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

SunFuels, Inc.

1400 West 122nd Avenue, Suite 110

Westminster, Colorado

Attn: Chief Executive Officer

To Executive :

Jeff Probst

To the address on file in the permanent records of the Company at the time of the notice.

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon confirmation of receipt by the sender of such transmission.

12. Severability. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

13. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the beneficiaries, heirs and representatives of Executive and the successors and assigns of the Company (including without limitation, any successor due to reincorporation of the Company or formation of a holding company). The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a majority of its assets, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Executive may not assign his rights (except by will or the laws of descent and distribution) or delegate his duties or obligations hereunder. Except as provided by this Section 16, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

17. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Colorado regardless of the law that might be applied under principles of conflicts of laws.

18. Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

19. Internal Revenue Code Section 409A. This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Section 409A and the Treasury Regulations thereunder, and any payment scheduled to be made hereunder that would otherwise violate Section 409A shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A and the Treasury Regulations thereunder.

20. Insurance. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered advisable. Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

21. Withholding. Any payments made or benefits provided to Executive under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.

22. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with the Executive’s employment by the Company that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by Executive, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association. The Company will pay the direct costs and expenses of any such arbitration, including the fees and costs of the arbitrator; provided, however, that the arbitrator may, at his or her election, award attorneys’ fees to the prevailing party, if permitted by applicable law.

23. Executive’s Cooperation. During the Employment Period and thereafter, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company Group during the Employment Period (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may come into Executive’s possession during the Employment Period); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment. In the event the Company requires Executive’s cooperation in accordance with this Section 23, the Company shall reimburse Executive for reasonable out-of-pocket expenses (including attorney’s fees, travel, lodging and meals) incurred by Executive in connection with such cooperation, subject to reasonable documentation. In the event that the obligations under this Section 23 require more than 20 hours of the Executive’s time after termination of the Employment Period, the Company shall thereafter also pay to Executive compensation at an hourly rate equal to the result of (a) the Base Salary applicable on the date of the termination of Executive’s employment, divided by (b) 1,750.

24. Facsimile Signatures. Any signature page delivered pursuant to this Agreement or any related document via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

SUNFUELS, INC.

By:
Name:
Title:

Jeff Probst

Signature Page to Jeff Probst Employment Agreement

EXHIBIT A

CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT

SUNFUELS, INC.

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

January 1, 2007

As a condition of my employment with SunFuels, Inc., a Colorado corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I, Jeff Probst, agree to the terms of this Confidential Information and Invention Assignment Agreement (this “Agreement”) as of the date first written above.

1. Confidential Information.

(a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, corporation or entity or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

2. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A , a list describing all inventions, original works of authorship, developments, improvements, and trade secrets that were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), that belong to me, that relate to the Company’s proposed business, products or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

(b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to (i) any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), except as provided in Section 2(e) below. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(d) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

3. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached as Exhibit B .

4. Arbitration and Equitable Relief.

(a) Arbitration. Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with the Executive’s employment by the Company that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by Executive, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association. The Company will pay the direct costs and expenses of any such arbitration, including the fees and costs of the arbitrator; provided, however, that the arbitrator may, at his or her election, award attorneys’ fees to the prevailing party, if permitted by applicable law.

(b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 1, 2 and 3 herein. Accordingly, I agree that if I breach any of such Sections, the Company shall have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

6. General Provisions.

(a) Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without reference to choice of laws or conflict of laws principles.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, shall be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation shall not affect the validity or scope of this Agreement.

(c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions shall continue in full force and effect.

(d) Successors and Assigns. This Agreement shall be binding upon my heirs, executors, administrators and other legal representatives and shall be for the benefit of the Company, its successors, and its assigns.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Facsimile Signatures. Any signature page delivered pursuant to this Agreement or any related document via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SUNFUELS, INC.

By:
Name:
Title:

Jeff Probst

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description
None.

            No inventions or improvements

            Additional Sheets Attached

Signature of Employee:

Date:         , 2007

EXHIBIT B

SUNFUELS, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to SunFuels, Inc., its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date:

Jeff Probst